Exhibit 99.1
THE
ESTEE
LAUDER
COMPANIES INC.
                                                                            NEWS
                                                                        Contact:
                                                             INVESTOR RELATIONS:
                                                                 DENNIS D'ANDREA
767 Fifth Avenue                                                  (212) 572-4384
New York, NY  10153

                                                                MEDIA RELATIONS:
                                                                    SALLY SUSMAN
                                                                  (212) 572-4430
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FOR IMMEDIATE RELEASE:

         THE ESTEE LAUDER COMPANIES ISSUES $600 MILLION OF SENIOR NOTES

NEW YORK, NY, APRIL 26, 2007 - The Estee Lauder Companies Inc. (NYSE: EL) today announced the offering and pricing of $300 million of its 5.55% Senior Notes due 2017 and $300 million of its 6.0% Senior Notes due 2037.

The offering was made pursuant to an effective registration statement filed by The Estee Lauder Companies Inc. with the Securities and Exchange Commission on April 25, 2007. The closing of the offering is expected to occur on or about May 1, 2007.

The Company intends to use the proceeds of the offering to repay a portion of the commercial paper issued to fund its previously announced $750 million overnight share repurchase and to pay transaction fees and expenses related to the offering.

Citi Markets & Banking and J.P. Morgan Securities Inc. were joint book-running managers for the offering. Copies of the prospectus supplement may be obtained by contacting Citigroup Global Markets Inc., Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220, or by telephone at 1-877-858-5407; or J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attn: Investment Grade Syndicate Desk, or by telephone at 212-834-4533.

An electronic copy of the prospectus supplement will also be available on the website of the Securities and Exchange Commission at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there be any sale of these notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A registration statement relating to the notes became effective on April 25, 2007, and this offering is being made by means of the prospectus supplement.

The forward-looking statements in this press release, including those containing the words "may", "expect," "intend" or similar expressions, are based on the Company's current understandings. Actual actions, timing and results may differ materially from those forward-looking statements due to a number of factors, including the Company's future operating results and financial condition (see


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the "Forward-Looking Information" section of the Company's registration statement and prospectus relating to the offering and its latest quarterly report on Form 10-Q for additional factors that could affect operating results and financial condition) and changes in the public equity and debt markets that could affect the terms upon which the notes offering is settled.

The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 130 countries and territories under well-recognized brand names, including Estee Lauder, Aramis, Clinique, Prescriptives, Lab Series, Origins, MoAoC, Bobbi Brown, Tommy Hilfiger, La Mer, Donna Karan, Aveda, Jo Malone, Bumble and bumble, Darphin, Michael Kors, Rodan + Fields, American Beauty, Flirt!, Good Skin(TM), Donald Trump The Fragrance, Grassroots, Sean John, Missoni, Daisy Fuentes and Tom Ford Beauty.

An electronic version of this release can be found at the Company's website, www.elcompanies.com.

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